EXHIBIT 10.7

TECHNO-COMMERCIAL AGREEMENT

BETWEEN

TECH-START AUTOMATION CONSULTING (INDIA) PVT.LTD
Sri Sampada HiTech, Plot No. 2 & 4
Flat No. 302, Kavuri Hills, Madhapur
HYDERABAD - 500 081 (India)

AND

CHEMICAL CONSTRUCTION INTERNATIONAL (P) LTD.
205 Kusal Bazar, 32-33, Nehru Place
New Delhi-110 019 (India)

for

BIOFUEL ADVANCE RESEARCH & DEVELOPMENT

4000 TPD SOYBEAN EXTRACTION PLANT

14 August 2007

Table of Contents

PARTIES
RECITALS
1.	Definitions		5
	1.1.	Site	5
	1.2.	Plant	5
	1.3.	Contract coming in to Force	5
	1.4.	Site Project Manager	5
	1.5.	Machinery and Equipment	5
	1.6.	Consignee	5

2.		Scope of Supply and Service	6
3.		Payments	7
4.		Inspection	7
5.		CCI's Responsibilities	8
6.		Performance Guarantees	9
7.		BUYER's Responsibilities	10
8.		Warranty	10
9.		Maintenance Contract	11
10.		Transferability of the Contract	11
11.		Penalty for Delay	11
12.		Force Majeure	11
13.		Arbitration	11
14.		General Provisions	12

ANNEXURE-A			15

	EQUIPMENT LIST		15
	SECTION-I		16
		PREPARATORY SECTION.	16
	SECTION-II		22
		EXTRA CTION SECTION	22
	SECTION-III		24
		MEAL DESOL VENTIS1NG AND TOASTING SECTION	24
	SECTION-IV .		26
		DISTILLA TION SECTION	26
	SECTION-V		29
		ABSORBER SECTION	29
	SECTION-VI		31
		PUMPS	31
	SECTION-VII		34
		PIPING AND INSTRUMENTA TION	34
	SECTION-VIII		36
		PLC A UTOMA TIC CONTROL SYSTEM	36
		FIELD INSTRUMENTS	36
	SECTION-IX		38
		ELECTRIFICATION & LIGHTING	38
		BA TTERY LIMITS FOR THE EXTRACTION PLANT	39

Techno-Commercial Agreement BARD 4000 TPD Extraction Plant Status: Confidential

ANNEXURE-B	40

ENGINEERING SERVICES	40

ANNEXURE-C	43

TECFTNICAL PERFORMANCE GUARANTEE	43

ANNEXURE - D	49

BUYER SCOPE OF SUPPLY	49

ANNEXURE-E	51

SUPERVISORY SERVICES	51

Techno-Commercial Agreement BARD 4000 TPD Extraction Plant Status: Confidential

AGREEMENT

PARTIES

This AGREEMENT is made and signed on this day 14 August, 2007 between:

M/s. CHEMICAL CONSTRUCTION INTERNATIONAL (P) LIMITED, a
company incorporated under the companies act of 1956, having its registered office at 205, Kusal Bazar, 32-33, Nehru Place, New Delhi - 110 019, India, represented by Mr. O.P. Nambiar, Executive Director of M/s. CHEMICAL CONSTRUCTION INTERNATIONAL (P) LIMITED, which expression shall unless repugnant to the context, mean and include its successors and permitted assignees, herein after called as the CCI.

and

M/s. TECH-START AUTOMATION CONSULTING (INDIA) PVT.LTD a
company incorporated under the companies act of 1956, having its Registered Office at Sri Sampada HiTech, Plot No. 2 & 4, Flat No. 302, Kavuri Hills, Madhapur, Hyderabad - 500 081, Andhra Pradesh, India represented by Mr. Kapil Bhargava, Director of M/s. TECH-START AUTOMATION CONSULTING (INDIA) PVT.LTD, which expression shall unless repugnant to the context, mean and include its successors and permitted assignees, here in after called as the BUYER.

Date                      :           14 August 2007

RECITALS

A.	CCI is an engineering firm with technical collaboration, experience and expertise in the design and construction of -

(i) A 4000 TPD Soybean Extraction Plant as per Annexure "A" enclosed herewith.

B.	The BUYER desires to construct such plants for BIOFUEL

ADVANCE RESEARCH & DEVELOPMENT to be located at

Keystone Industrial Port Complex
One Ben Fairless Drive
Fairless Hills, PA 19030
USA

Techno-Commercial Agreement BARD 4000 TPD Extraction Plant Status: Confidential

THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

1. Definitions

The following terms shall have the meaning indicated below unless contrary to the context.

1.1.           Site

"Site" shall mean the proposed location of the Soybean Extraction Plants to be designed and supplied by CCI for the BUYER pursuant to the terms of this Agreement.

1.2.           Plant

"Plant" shall mean certain plant and machinery specified herein in Annexure "A" and manufactured and supplied by CCI for the BUYER for the production of Soybean Oil.

1.3.           Contract coming in to Force

Date of "Contract coming into Force" will mean the date of receipt of first advance payment, as per Clause 3.3 (a) of this Agreement, to CCI by the BUYER.

1.4.           Site Project Manager

Shall mean the person nominated by CCI from time to time for matters regarding various project site related activities under this contract.

1.5.           Machinery and Equipment

"Machinery and Equipment" shall mean those items listed on Annexure "A" meeting the technical specifications set forth herein.

1.6.           Consignee

The name of the Firm or Person or Representative to whom the BUYER requires the shipments to be consigned.

Techno-Commercial Agreement BARD 4000 TPD Extraction Plant Status: Confidential

2. Scope of Supply and Service

2.1
CCI shall design and supply the Plant as per Annexure "A" and shall provide those additional engineering services set forth in Annexure "B" under the heading "Engineering Services" with the intent and purpose of providing the BUYER with the Plant which shall be capable of meeting the Performance Guarantees specified in Annexure "C".

2.2
CCI shall also manufacture and/or procure and supply to the BUYER the Machinery and Equipment in accordance with the specification set forth on Annexure "A" and shall hand over to the shipping company in India, who will arrange to ship them to the BUYER'S site.

2.3	CCI also undertakes to also supply those additional equipments not mentioned in Annexure "A", but within Battery Limits, but found necessary to ensure performance of the plants, via Annexure "C"

2.4	CCI also reserves the right to supply modified designs of items in Annexure "A" to ensure efficient plant performance as per Annexure "C".

2.5	CCI shall also perform, on request of the BUYER, the following additional services:

(a)	On-site supervision of the assembly and construction of the plant.

(b)	Consultation regarding the plant by telephone, mail or facsimile transmission

(c)	Pre-commissioning and testing of the plant

(d)	Commissioning of the plant

(e)	Training of the BUYER'S personnel in the operation and maintenance of the plant during commissioning and startup of the plant and for a period of Thirty (30) days thereafter.

(f)	Any other services required by this agreement.

Such additional service shall be at the BUYER'S expense, billed at the "per diem" rates, plus expenses, as set forth in Annexure "E".

Techno-Commercial Agreement BARD 4000 TPD Extraction Plant Status: Confidential

2.6
The BUYER shall perform the actual erection and assembly of the plant through contractors and workmen hired by the BUYER at site. Such construction and assembly shall be in accordance with the instructions, drawings, and specifications of CCI and supervised by the CCI engineer stationed at the site.

2.7	The Plant shall be designed to process 4000 TPD of Soybeans and will perform as per the figures in Annexure "C".

3.      Payments

3.1
The Contract Price for the services and the Machinery and Equipment set forth in Annexure "A" is Rs. 33,68,10,000 (Rupees Thirty three Crores, Sixty Eight Lacs, Ten Thousand only) or equivalent of Euros €6,014,465 (Euros Six Million, Fourteen Thousand, Four Hundred and Sixty Five only) excluding all taxes, transportation, freight and insurance.

3.2	The Contract Price excludes any and all taxes and duties.

3.3	The Contract Price shall be paid directly to CCI by the BUYER as follows:

(a)	Thirty Five percent (35%) shall be paid as advance to bring this agreement in to force.

(b)
Sixty Five percent (65%) shall be paid under a confirmed, irrevocable and divisible Letter of Credit opened in favor of CCI by the BUYER from a First Class Bank, allowing for partial shipments and confirmed for payment at CCFs Bankers in New Delhi, against the delivery documents consisting of B/L, invoices, certificate of origin, packing list of the equipment. The Letter of Credit will be valid for Thirteen (13) months

(c)
Ten percent (10%) shall be provided as Bank Guarantee to the BUYER for the performance of the Plant for successful commissioning of the Plant as per Annexure "C". This Bank Guarantee shall be part of the documents of the last shipment forpayment under the Letter of Credit.

4.      Inspection

4.1
When any item of Machinery and Equipment is shipped to the BUYER'S site, CCI shall notify the BUYER who shall arrange to inspect the item within Seven (7) days for compliance with the specifications listed on Annexure "A".    In case the inspection is not taken up by the BUYER within this period, the inspection of such items shall be deemed to have been waived.

Techno-Commercial Agreement BARD 4000 TPD Extraction Plant Status: Confidential

4.2	Certain special items being very large may be shipped in a disassembled condition for assembly at the site by the BUYER'S contractors in accordance with instructions to be furnished by CCI.

5. CCPs Responsibilities

5.1
Subject to the BUYER fulfilling each and every one of its obligations hereunder on a timely basis, CCI agrees that it shall hand over the Plant after successful trials and successful commissioning within Twelve (12) months from the date of this agreement coming in to force.

5.2
CCI shall commence deliveries to the BUYER, not later than Sixty (60) days after the date of this contract coming into force, Items 1 through 4 listed under "Engineering Services" in Annexure "B". The plans and drawings for the construction of the plant shall be complete, adequate, legible and in English. All clarifications, if any, shall be available forthwith from the Site Project Manager for the understanding of the BUYER'S contractors/ engineers.

5.3
CCI shall station its Project Manager at the site to supervise the entire Plant commissioning work including receiving, handling, unloading, and proper storage of the Machinery and Equipment until its installation and successful commissioning.

5.4	CCI shall provide a detailed packing list of the machinery and Equipment contained in each shipment for the purpose of allowing the BUYER to check each shipment upon arrival.

5.5
The BUYER'S Representatives shall have the right to visit the shops constructing and assembling the Machinery and Equipment, and to inspect the same from time to time. The BUYER shall be entitled to bring to the attention of CCI any deviation observed from the prescribed specifications, flow charts, layout drawings, and other provisions of this Agreement and CCI shall rectify any such deviations or other defects at its own cost, within the schedule and terms of this Agreement.

Techno-Commercial Agreement BARD 4000 TPD Extraction Plant Status: Confidential

5.6
CCI shall station an adequate number of competent engineers and supervisors at the plant for up to One (1) month after successful commercial commissioning in order to train the BUYER'S staff for the takeover, working, and maintenance of the Plant. The supervisory services will be provided as per Annexure "E".

5.7
CCI shall notify the BUYER in writing at least Sixty (60) days in advance, specifying the date and time when CCI intends to carryout a trial run of the plant so as to enable the BUYER to arrange for the continuous supply of all feed stocks, operational staff, workmen, other facilities and input materials. Unless otherwise agreed by the parties, the trial shall begin at the time and date notified and the BUYER shall attend at such time.

5.8	If such trials are completed to the satisfaction of CCI and BUYER, the BUYER shall issue a certificate to such effect to CCI forthwith.

5.9	CCI shall, if required, assist the BUYER in recruiting competent staff and to train them for the Plant Operations.

6. Performance Guarantees:

6.1	CCI guarantees :

(a)	That all of the Machinery and Equipment shall be properly designed and constructed and shall meet the specifications set forth in Annexure "A".

(b)	That all of the Machinery and Equipment will be brand new, of first class material and workmanship designed to be operational under normal use.

Any part found to be defective within Twelve (12) months from the date of start up, or Eighteen (18) months from the date of supply, whichever is earlier, shall be replaced or satisfactorily repaired by CCI at free of charge.

(c)
That the Plant, when fully completed in accordance with the plans and drawings of CCI, shall be able to process 4000 TPD of Soybean to produce extracted Soy meal and Soya Oil as set forth in the Performance Guarantees set forth in Annexure "C" attached hereto subject to operation and maintenance as per CCTs Operation Manuals.

6.2
In the event the Plant does not meet the Performance Guarantees set forth in Annexure "C", CCI shall, at its own expense, promptly make whatever modifications, improvements, or adjustments that are necessary in order to bring the plant up to the required Performance Guarantee levels.

Techno-Commercial Agreement BARD 4000 TPD Extraction Plant Status: Confidential

6.3
6.3 CCI assures the BUYER that the unit will work on full capacity of 4000 tons Soybeans per day. In case of any problem during the warrantee period, CCI shall attend within Seventy Two (72) hours and shall try to solve the same at the earliest.

7. BUYER'S Responsibilities:

7.1	The BUYER shall arrange the payments set forth in Clause 3.3 of this agreement.

7.2	The BUYER shall complete foundations, buildings, structural and site preparation as per instructions of CCI to enable the installation and commissioning of the Plant.

7.3	The BUYER shall provide 400 M3 of Raw water per day of zero commercial hardness to the points nominated by CCI at the Plant.

7.4	The BUYER shall make available all inputs as per Annexure "C" and personnel for start-up, trials and commissioning of the fully assembled plant on the pre-commissioning test dates specified by CCI.

7.5	The BUYER shall obtain permission and comply with all requirements of all governmental or regulatory bodies having jurisdiction over the Plant.

    CCI will assist with all technical advisement and assistance to the BUYER to apply for all necessary clearances from the related regulatory authorities.

7.6	The BUYER shall be responsible for properly storing and securing all machinery and equipment at the site, in accordance with instructions provided by CCI.

7.7
The BUYER shall procure all feedstock materials of the required quality in the plant strictly in accordance with the requirements of CCI. The technical specifications for the feedstock are attached hereto as Annexure "C".

8. Warranty

8.1
CCI shall assign and deliver to the BUYER the originals of all warranties and guarantees of other manufacturers or subcontractors of material, machinery and equipment purchased from or constructed by third parties for delivery to the BUYER, but no such assignment shall release CCI from its duties hereunder.

8.2
For a period of Twelve (12) months from the date of start up or Eighteen (18) months from the date of supply, whichever is earlier, CCI shall remain responsible for the repair and replacement of the plant and any portions thereof as may be found to be defective or as may fail under proper use, as per the instructions provided by CCI in the Operations Manual, whether arising from faulty design, materials, or workmanship. This excludes failure or defects due to improper use of the plant or any portions thereof.

Techno-Commercial Agreement BARD 4000 TPD Extraction Plant Status: Confidential

9. Maintenance Contract

9.1
After the guarantee period, CCI agrees to undertake a Comprehensive Annual Maintenance Contract (CAMC) or Annual Maintenance Contract (AMC) for a yearly period on terms to be agreed upon if the BUYER so desires.

10. Transferability of the Contract

10.1	CCI shall not transfer or assign its rights and obligation arising out of or in relation to this agreement except with the written consent of the BUYER.

11.      Penalty for Delay

11.1
Subject to the BUYER fulfilling each and every obligation under this Agreement, CCI will compensate the BUYER for delay in commercial startup of the Plant in the amount of one-half of one percent (0.5%) per week of the price of the plants so delayed up to a maximum of 5% of the price.

11.2
This compensation shall only apply if commissioning is late by a grace period of more than Thirty (30) calendar days from the date specified in clause 5.1. This provision is subject to adjustment on account of Force Majeure.

12.      Force Majeure

In the event of any delay by either party hereunder caused by acts of government, the public enemy, floods, epidemics, war, acts of God, fires, civil commotion, strikes, lockouts, explosion, earthquakes, public disorders, sabotage and serious accidents and other acts beyond the control of, and not reasonably foreseeable by, or to be reasonably anticipated and prepared for by the parties, the time for completion of such party's duties shall be extended to the extent of the delay was caused by such incidents of force majeure. No change in the costs of materials or labour shall constitute a force majeure.

In the event of a force majeure occurrence, the party intending to claim the benefit thereof shall immediately notify the other of such occurrence and shall keep the other fully and currently informed of the status of such force majeure and of the termination thereof.

13. Arbitration

All disputes, differences, and disagreements arising out of the performance by either party of this Agreement shall be resolved, if possible, by an amicable agreement of the parties. In the event, however, the said parties cannot agree, such matters shall be referred to arbitration by Arbitrators, one by each of the signatories and an umpire chosen by them.

This agreement shall be in accordance with the Rules of Conciliation and Arbitration of the CURRENT Indian Arbitration Act, and governed by the laws of UNION OF INDIA.

Techno-Commercial Agreement BARD 4000 TPD Extraction Plant Status: Confidential

14. General Provisions

Whenever any certificate, consent or concurrence is by the terms of this Agreement required to be given by any party, the same shall be given within Seven (7) days from the date so requested.

Any alterations, amendments, or changes to this Agreement or its schedules shall be valid only if agreed to by the parties in writing. This Agreement embodies the entire agreement between the parties with respect to the subject matter hereof, and all previous representations, communications and agreements, whether oral or in writing, are incorporated herein.

Time is of the essence of this Agreement and each and every provision herein. Any extension of time granted for the performance of any duty under this Agreement shall not be considered an extension of time for the performance of any other duty under this Agreement.

The language of the contract for all matters shall be English.

This contract consists of Fifty Two (52) pages inclusive of Annexure ''A" to "E"

Techno-Commercial Agreement BARD 4000 TPD Extraction Plant Status: Confidential

IN WITNESS WHEREOF, the parties hereto have set :helr hands as of the date set forth above.

TECH-START AUTOMATION CONSULTING (INDIA) PVT.LTD

Signature:	/s/ KAPIL BHARGAV
(AUTHORISED SIGNATORY)
Name:	KAPIL BHARGAV

Date:	14. 08 . 2007

CHEMICAL CONSTRUCTION INTERNATIONAL (P) LTD.

Signature:	/s/ O.P NANDBIAR
(AUTHORISED SIGNATORY)
Name:	O.P NANDBIAR

Date:	14 . 08 . 2007

BIOFUEL ADVANCED RESEARCH & DEVELOPM1

Signature:	/s/ SURAJIET KHANNA
(AUTHORISED SIGNATORY)
Name:	SURAJIET KHANNA

Date:	14 . 08 . 2007

Techno-Commercial Agreement BARD 4000 TPD Extraction Plant Status: Confidential

Assignment of Contract

FOR VALUE RECEIVED, Biofuel Advance Research & Development, LLC (BARD). (“Assignor”) hereby assigns and otherwise transfers (“assigns”) to Bard Holding, INC. (“Assignee”) all rights, title and interest held by Assignor in and to the contract described as follows:

Contract dated August 14th, 2007, between Chemical Constructions International (P) Limited (CCI) & Tech Start Automation Consulting PVT. LTD and Biofuel Advance Research & Development, LLC (BARD) and concerning for design, supply of equipment and construction of 4000 TPD Soybean Extraction Plant.

Assignor warrants and represents that said contract is in full force and effect and is fully assignable.  Assignor further warrants that it has the full right and authority to transfer said contract and that contract rights herein transferred are free of lien, encumbrance or adverse claim.  Said contract has not been modified and remains on the terms contained therein.

Assignee hereby assumes and agrees to perform all remaining and obligations of Assignor under the contract and agrees to indemnify and hold Assignor harmless from any claim or demand resulting from non-performance by Assignee.  Assignee shall be entitled to all monies remaining to be paid under the contract, which rights are also assigned hereunder.

This Assignment shall become effective as of the date last executed and shall be binding upon and inure to the benefit of the parties, their successors and assigns.

Dated: ___12/01/2009______	/s/Surajit Khanna
Surajit Khanna, Managing Member
Biofuel Advance Research & Development (BARD), LLC Assignor

/s/Howard L. Bobb
Dated: ___12/01/2009______	Howard L. Bobb, President
Bard Holding, Inc.Assignee